UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 19, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 19, 2005, Annuity and Life Re (Holdings), Ltd. (the “Company”) entered into letter agreements with William H. Mawdsley, III and John W. Lockwood setting forth the terms of their continued employment by the Company. The Company had previously given Messrs. Mawdsley and Lockwood notice that their current employment agreements would not be renewed upon their expiration.
     Pursuant to the letter agreement with Mr. Mawdsley, he is entitled to an annual salary of $250,000 and an additional $10,000 per month as a housing and travel allowance. Effective with the execution of the letter agreement, Mr. Mawdsley was named the Company’s President and Chief Executive Officer, subject to the approval of the Bermuda Department of Immigration, and he was appointed to fill a vacancy on the Company’s board of directors created by the recent resignation of John F. Burke, the Company’s former President and Chief Executive Officer. Mr. Mawdsley had previously been a Vice President of the Company and the Chief Actuary of its Bermuda based operating subsidiary.
     Pursuant to the letter agreement with Mr. Lockwood, he is entitled to an annual salary of $200,000 and an additional $7,500 per month as a housing and travel allowance. Mr. Lockwood will continue to serve as the Company’s Chief Financial Officer and President of the Company’s United States based subsidiaries.
     The Company has also agreed to continue to provide Messrs. Mawdsley and Lockwood with the same benefits they are currently receiving from the Company, and they will be eligible for bonus compensation at the discretion of the Company’s board of directors.
     The Company may terminate Mr. Mawdsley and Mr. Lockwood at any time for any reason, but if such termination is without “cause” (as defined in the letter agreements), Mr. Mawdsley would be entitled to receive a severance payment of $620,000 plus reasonable relocation expenses from Bermuda to the United States, and Mr. Lockwood would be entitled to receive a severance payment of $490,000. Both men would also receive the foregoing severance payments if they resign because of a reduction in their base salary or housing allowance to which they did not agree or if they resign for any other reason within the period commencing 90 days and ending 180 days following the effective time of (i) the acquisition of all of the outstanding equity securities of the Company or (ii) the merger of the Company with another entity, other than one of its direct or indirect wholly owned subsidiaries.
     The letter agreement with Mr. Mawdsley is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference. The letter agreement with Mr. Lockwood is filed as Exhibit 10.2 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On October 19, 2005, in connection with their execution of the letter agreements discussed in Item 1.01 above, Messrs. Mawdsley and Lockwood agreed to terminate their prior employment agreements with the Company effective as of October 19, 2005. The Company had previously given Messrs. Mawdsley and Lockwood notice of the Company’s intent not to renew their employment agreements at the expiration of their current term.
     Mr. Mawdsley’s annual salary under his old employment agreement was $200,000 and he was entitled to receive an additional $10,000 per month as a housing and travel allowance. Mr. Lockwood’s annual salary under his old employment agreement was $200,000.
     Under the terms of their old employment agreements, if the employment of Mr. Mawdsley or Mr. Lockwood was terminated by the Company without serious cause or by the employee with good reason, the Company would have had to continue to pay such employee his base salary for a period of one year from such termination. Additionally, Mr. Mawdsley would have been entitled to travel and housing allowances for three months after the date of termination and reasonable relocation expenses from Bermuda to the United States.
     Also under the terms of their old employment agreements, if the employment of Messrs. Mawdsley or Lockwood with the Company was terminated without serious cause or if they terminated their employment for certain specified reasons within, with respect to Mr. Mawdsley, one year following a change in control, or with respect to Mr. Lockwood, six months following a change in control, they would have been entitled to receive a payment equal to two times their annual salary. In addition, Mr. Mawdsley would have been entitled to receive twelve months of his travel and housing allowance and reasonable relocation expenses from Bermuda to the United States. Mr. Mawdsley would also have been entitled to receive an amount equal to any income taxes payable by him by reason of the payments made to him occurring in connection with a change in control
     Mr. Mawdsley’s Employment Agreement was previously filed with the Commission as Exhibit 10.1 to the Company’s Form 10-Q filed on May 15, 2002, and is incorporated herein by reference. Mr. Lockwood’s Employment Agreement was previously filed with the Commission as Exhibit 10.1 to the Company’s Form 10-Q filed on May 17, 2004, and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with Mr. Mawdsley’s letter agreement discussed in Item 1.01 above, effective on October 19, 2005, Mr. Mawdsley was appointed as the Company’s new Chief Executive Officer, subject to the approval of the Bermuda Department of Immigration, and was also appointed to fill a vacancy on the Company’s board of directors created by the recent resignation of John F. Burke, the Company’s former President and Chief Executive Officer. Please see Item 1.01 above for a description of the terms of Mr. Mawdsley’s letter agreement.
     Mr. Mawdsley is 54 years old and prior to becoming the Chief Executive Officer of the Company on October 19, 2005, had been a Vice President of the Company and the Chief

Actuary of its Bermuda based operating subsidiary since January 2002. Mr. Mawdsley has over 30 years of experience in the life insurance and annuity industries, and held multiple positions with Allmerica Financial from 1973 through October 2001. Mr. Mawdsley’s responsibilities at Allmerica included all actuarial aspects of individual insurance, and he focused on new individual product development and pricing. Mr. Mawdsley has been a Fellow of the Society of Actuaries since 1976, a Member of the American Academy of Actuaries since 1979, and a Chartered Life Underwriter since 1982.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
10.1 Employment Letter, dated October 19, 2005, by and among Annuity and Life Re (Holdings), Ltd. and William H. Mawdsley.
10.2 Employment Letter, dated October 19, 2005, by and among Annuity and Life Re (Holdings), Ltd. and John W. Lockwood.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: October 20, 2005	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer